CERTIFICATE

339

TREASURY DEPARTMENT)
Office of) ss:
oller of the Currency)

Thomas G. DeShazo, Deputy Comptroller of the Currency, do hereby y that:

Pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, seq., the Comptroller of the Currency charters and exercises regulatory supervisory authority over all national banking associations;

On December 9, 1881, The First National Bank of Ogden, Ogden, Utah, chartered as a National Banking Association under the laws of the ed States and under Charter No. 2597;

The document hereto attached is a true and complete copy of the er Certificate issued to The First National Bank of Ogden, Ogden, the original of which certificate was issued by this Office on er 9, 1881;

October 2, 1922, in connection with a consolidation of The First l Bank of Ogden, Ogden, Utah, and The Utah National Bank of Ogden, Utah, the title was changed to "The First & Utah National Bank of on January 18, 1923, The First & Utah National Bank of Ogden its title to "First Utah National Bank of Ogden"; on January 19, 926, title was changed to "First National Bank of Ogden"; and on 24, 1934, the title was changed to "First Security Bank of Utah, Association"; and

Fi Security Bank of Utah, National Association, Ogden, Utah, ntinu to hold a valid certificate to do business as a National nking ociation.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused the seal of Office of the Comptroller of the Currency to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this fourth day of April, A. D. 1972.

Thomas G. DeShazo

Deputy Comptroller of the Currency

340

Treasury Department,

Office of COMPTROLLER OF THE CURRENCY,

Washington, December 9th 1881

Whereas, by satisfactory evidence presented to the undersign[ed] it has been made to appear that "The First National Bank of Ogden" in the Ogden City in the County of Weber and ~~State of~~ Territory of Utah has complied with all the provisions of the Revised Statutes of [the] United States, required to be complied with before an association shall [be] authorized to commence the business of Banking.

Now, therefore, I, John Jay Knox, Comptroller of the Currency, do hereby certify that "The First National Bank of Ogden" in the Ogden City in the County of Weber and ~~State of~~ Territory of Utah is authorized to commence the business of Banking, as provided [in] Section Fifty-one hundred and sixty-nine of the Revised Statutes of [the] United States.

In testimony whereof, witness my hand and seal of offi[ce] this 9th day of December, 1881

John Jay Knox

Comptroller of the Currency.

CERTIFICATE

TREASURY DEPARTMENT)
Office of) ss:
troller of the Currency)

I, Thomas G. DeShazo, Deputy Comptroller of the Currency, do hereby
tify that:

1. Pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., the Comptroller of the Currency charters and exercises regulatory and supervisory authority over all national banking associations;

2. On December 31, 1940, First Security Bank of Idaho, Boise, Idaho, was chartered as a National Banking Association under the laws of the United States and under the title of "First Security Bank of Idaho, National Association";

3. The document hereto attached is a true and complete copy of the Charter Certificate issued to First Security Bank of Idaho, National Association, Boise, Idaho, the original of which certificate was issued by this Office on December 31, 1940; and

4. First Security Bank of Idaho, National Association, Boise, Idaho, continues to hold a valid certificate to do business as a National Banking Association.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused the seal of Office of the Comptroller of the Currency to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this fourth day of April, A. D. 1972.

Thomas G. DeShazo

Deputy Comptroller of the Currency

342

No. 14444.

Treasury Department

OFFICE OF COMPTROLLER OF THE CURRENCY

ration Division
Form 1554

Washington, D.C., December 31, 1940.

Whereas, satisfactory evidence has been presented to the Comptroller he Currency that

First Security Bank of Idaho,

Boise, County of Ada, State of Idaho,

complied with all the provisions of the Statutes of the United States, required e complied with before being authorized to commence the business of Banking National Banking Association;

Now, therefore, I, Preston Delano,

ptroller of the Currency, do hereby certify that the said

First Security Bank of Idaho, having

plied with the requirements of the Statutes of the United States as aforesaid, is horized to commence the business of Banking as a National Banking Association, der the title "First Security Bank of Idaho, National Associati

In testimony whereof, witness my hand and Seal of office this

31st day of December, 1940.

Preston Delano

Comptroller of the Currency